As filed with the Securities and Exchange Commission on December 7, 1998
                                                      Registration No. 333-64301
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------
                                 AMENDMENT NO. 1
                                 ---------------
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------
                                    BESTFOODS
             (Exact name of registrant as specified in its charter)

                Delaware                                     36-2385545
(State or other jurisdiction of incorporation or          (I.R.S. Employer
              organization)                            Identification Number)
                     International Plaza, 700 Sylvan Avenue
                       Englewood Cliffs, New Jersey 07632
                                 (201) 894-4000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 HANES A. HELLER
                                 Vice President,
                          General Counsel and Secretary
                                    Bestfoods
                     International Plaza, 700 Sylvan Avenue
                       Englewood Cliffs, New Jersey 07632
                                 (201) 894-4000

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                          Copies of Correspondence to:
                                 W. LESLIE DUFFY
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                    _______________________________________
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
                    _______________________________________
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                    _______________________________________
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


================================================================================

Prospectus

                                                                          [LOGO]

Bestfoods

Debt Securities

         Bestfoods (the "Company") may offer from time to time in one or more series its unsecured debt securities consisting of debentures, notes and other evidences of indebtedness (the "Debt Securities") up to an aggregate initial public offering price of $500,000,000 or the equivalent thereof in one or more currencies, including composite currencies, other than U.S. dollars. Debt Securities of each series will be offered in amounts, at prices and on terms to be determined at the time of sale and described in a supplement to this Prospectus (a "Prospectus Supplement"). The price or prices of the Debt Securities may be payable in one or more currencies, and the principal of and any premium or interest on the Debt Securities may be payable in the same currency or currencies or one or more other currencies.

         The Indenture pursuant to which the Debt Securities are being offered provides that Debt Securities of a series may be issued in registered form without coupons, in bearer form with coupons attached or both, and may be issued in whole or in part in the form of one or more global securities. At the present time the Company does not intend to offer securities in bearer form unless otherwise indicated in the applicable Prospectus Supplement.

         When Debt Securities of a series are offered, a Prospectus Supplement will be delivered setting forth the terms of such Debt Securities and the terms of their offering and sale. The terms set forth will include, where applicable, the specific designation, aggregate principal amount, authorized denominations, maturity, initial public offering price or prices (including the currency in which such price or prices are payable), rate or rates (which may be fixed, variable or zero) and times of payment of interest, currency or currencies in which payments in respect of such Debt Securities may be made, form or forms in which such Debt Securities may be issued, place or places of payment, terms for mandatory redemption or sinking fund payments or for redemption at the option of the Company or the holder, terms of credit enhancement, terms for payment of additional amounts, terms for defeasance, and listing on any securities exchange.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The Debt Securities may be sold through underwriting syndicates represented by managing underwriters, by underwriters without a syndicate, through agents designated from time to time or directly to purchasers. The names of any underwriters or agents of the Company involved in the sale of the Debt Securities of a series in respect of which this Prospectus is being delivered and any applicable commissions or discounts will be set forth in the applicable Prospectus Supplement. The net proceeds to the Company from any such sale also will be set forth in such Prospectus Supplement.

The date of this Prospectus is           , 1998.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission at 500 West Madison Street, Citicorp Center, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's Web site (http://www.sec.gov). Reports and other information concerning the Company also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, the Pacific Stock Exchange, 115 Sansome Street, Suite 1104, San Francisco, California 94104 and the Midwest Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605.

         The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The Company hereby incorporates by reference herein its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1997, (ii) Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, and (iii) Current Reports on Form 8-K dated February 23, 1998, March 19, 1998 and May 21, 1998.


         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus and made a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such prior statement. Any such prior statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a Prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference in this Prospectus (other than exhibits to such documents that are not specifically incorporated by reference in such documents). Written requests should be directed to Corporate Secretary, Bestfoods, International Plaza, 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632. Telephone requests should be directed to Mr. Heller at (201) 894-4000.

                           --------------------------

         References in this Prospectus to "$" or "U.S. dollars" are to the lawful currency of the United States, and references to "currencies" are to U.S. dollars, lawful currencies of countries other than the United States, and composite currencies, including European Currency Units.

                                   THE COMPANY

         The Company and its consolidated subsidiaries constitute a worldwide business, principally engaged in one industry segment, consumer foods. Following the spin-off of its corn refining business on December 31, 1997 (the "Spin-off"), the Company changed its name from CPC International Inc. to Bestfoods. The Company has three worldwide core businesses: savory products chiefly under the Knorr brand; dressings chiefly under the Hellmann's brand; food service (catering); and several important regional businesses including: baking, starches (basic nutritious foods), desserts and bread spreads. These products are sold under more than 2000 trademarks including Best Foods, Entenmann's, Hellmann's, Karo, Knorr, Maizena, Mazola, Mueller's, Oroweat, Skippy and Thomas'.

         In addition, the Company conducts product and process research and development activities. Research related to food and food technology is conducted at facilities in Somerset, New Jersey, Bay Shore, New York; Heilbronn, Germany; and Thayngen, Switzerland. Research has resulted in the development of new and improved products based on studies in nutrition and food technology as well as developments and improvements in process technology.

         The Company operates in more than 60 countries and employs approximately 44,200 people, of whom approximately 29,400 are located outside the United States.

         The Company is a Delaware corporation and has its principal executive offices at International Plaza, 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07362. The Company's telephone number is (201) 894-4000.

                       RATIOS OF EARNINGS TO FIXED CHARGES

         The table below sets forth the ratios of earnings to fixed charges of the Company and its consolidated subsidiaries on a total enterprise basis for the years indicated and for continuing operations for the six months ended June 30, 1998. The ratios have been computed by dividing income before taxes and fixed charges by fixed charges. Fixed charges consist of gross interest expense on debt and a portion of rental expense deemed to be representative of interest.


                                                                   Year Ended December 31,*
                        Nine Months Ended            -----------------------------------------------------
                        September 30, 1998           1997       1996      1995        1994         1993
                     -----------------------         ----       ----      ----        ----         ----
Ratio of earnings               5.6                  4.4**      5.3      5.9***     5.1****        6.3
to fixed charges

----------
*    Reflects the Spin-off.
**   Includes a restructuring charge of $242.3 million.
*** Includes a restructuring charge of $60 million; a gain of $20 million on the sale of a business; and an integration charge of $55 million for the cost of combining an acquired baking business.
**** Includes a restructuring charge of $208 million.

                                 USE OF PROCEEDS

         Except as may be stated otherwise in a Prospectus Supplement, the Company intends to use the proceeds from the sales of the Debt Securities for general corporate purposes, which may include repayment of short-term debt.

                         DESCRIPTION OF DEBT SECURITIES

         The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities of the series offered by a Prospectus Supplement and the extent, if any, to which such general provisions may apply to such Debt Securities will be described in such Prospectus Supplement.

         The Debt Securities will be issued under an indenture dated as of April 1, 1988, as amended and supplemented by the First Supplemental Indenture and Amendment dated March 2, 1994 (the "Indenture"), between the Company and Bankers Trust Company, as trustee (the "Trustee"), the forms of which are filed as Exhibits 4.1 and 4.2 to the Registration Statement. The following summaries of certain provisions of the Indenture and the Debt Securities are not complete and are qualified in their entirety by reference to the provisions of the Indenture. Numerical references in parentheses are to sections in the Indenture and, unless otherwise indicated, capitalized terms have the meanings given them in the Indenture.

General

         The Debt Securities are limited to an aggregate initial public offering price of $500,000,000, or the equivalent thereof, in one or more currencies other than U.S. dollars. The Indenture does not limit the aggregate principal amount of Debt Securities that may be issued from time to time. (Section 301)

         Debt Securities of a series may be issued in registered form without coupons and may be issued in whole or in part in the form of one or more global securities ("Global Securities"), as described below under "Global Securities."

         Except as provided in the applicable Prospectus Supplement, Registered Securities denominated in U.S. dollars will be issued only in denominations of $1,000 or any integral multiple thereof. One or more Global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Security or Securities. (Sections 302 and 305) The applicable Prospectus Supplement will specify the authorized denominations of Debt Securities of any series denominated in a currency other than U.S. dollars.

         The Debt Securities will be unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company.


         The provisions of the Indenture afford holders of the Debt Securities certain protections in the event of a consolidation or merger or a conveyance, transfer or lease of the Company's properties and assets substantially as an entirety. These protections include: (i) the express assumption by the new entity of the obligations under the Debt Securities via a supplemental indenture, (ii) the waiver of the right of redemption by the new entity if such right arises as a result of such transaction, (iii) assurance that such transaction does not result in an Event of Default and (iv) an Officer's Certificate from each of the Company and any successor, as well as a legal opinion from counsel, stating that items (i)-(iii) above have been complied with and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

         The provisions of the Indenture do not afford holders of the Debt Securities protection in the event of a highly-leveraged transaction involving the Company.


         Reference is made to the applicable Prospectus Supplement for a description of the terms of the Debt Securities of a series, including, where applicable, (i) the designation, aggregate principal amount and authorized denominations (including the currency of denomination) of such Debt Securities;
(ii) the price or prices

(each expressed as a percentage of principal amount) at which such Debt Securities will be issued (including the currency or currencies in which any such price may be paid) and, if any such price is less than 100%, the portion of the principal amount (if other than 100%) that will become due and payable upon the occurrence of an Event of Default (as defined below); (iii) the date or dates on which such Debt Securities will mature; (iv) the rate or rates (which may be fixed or variable), if any, at which such Debt Securities will bear interest, the date or dates from which any such interest will accrue, each Interest Payment Date on which any such interest will be payable and, if any of such Debt Securities are Registered Securities, the Regular Record Date for the interest payable on such Registered Securities on any Interest Payment Date; (v) the currency or currencies in which payment of the principal of (and any premium) and any interest on such Debt Securities will be made and any other currency or currencies in which any such payment may be payable at the election of the registered holders (the "Holders") of such Debt Securities; (vi) whether such Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the Depositary (as defined below) for such Global Security or Securities; (vii) if a temporary Global Security is to be issued with respect to such series, (A) whether any interest thereon payable on an Interest Payment Date prior to the issuance of a permanent Global Security will be credited to the account of the persons entitled thereto on such Interest Payment Date, (B) the terms upon which beneficial interests in such temporary Global Security may be exchanged for beneficial interests in a permanent Global Security or for definitive Debt Securities of such series and
(C) the terms upon which beneficial interests in a permanent Global Security, if any, may be exchanged for definitive Debt Securities of such series; (viii) each office or agency where the principal of (and any premium, if any) and any interest on such Debt Securities will be payable and each office or agency where any such Debt Securities may be presented for exchange and any such Debt Securities that are Registered Securities may be presented for registration of transfer; (ix) any terms upon which such Debt Securities will be subject to mandatory redemption (including any terms upon which Holders of such Debt Securities may elect to have their Debt Securities not redeemed in such a redemption) or to a sinking fund or upon which any of such Debt Securities may be redeemed at the option of the Company or their Holders; (x) information regarding any surety bond or other form of credit enhancement to be issued or entered into with respect to such Debt Securities; (xi) any terms upon which payments of additional amounts will be made with respect to such Debt Securities; (xii) any terms upon which such Debt Securities may be defeased;
(xiii) any additional Events of Default or restrictive covenants provided for with respect to such Debt Securities; and (xiv) any other terms not inconsistent with the Indenture, including any terms that may be required by or advisable under United States laws or regulations. (Section 301)

         Reference should also be made to the applicable Prospectus Supplement for a description of any special United States income tax considerations with respect to Debt Securities of a series.

Exchanges and Transfers

         At the option of the Holder, upon request confirmed in writing, and subject to the terms of the Indenture, Debt Securities of a series will be exchangeable into an equal aggregate principal amount of registered Debt Securities of the same series and terms but having different authorized denominations.

         Debt Securities may be presented for exchange or transfer, in the manner, at the places, and subject to the restrictions set forth in the Indenture and the Debt Securities. No service charge will be made for any such exchange or registration of transfer of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

Global Securities

         The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the applicable Prospectus Supplement. Global Securities may be issued in registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Global Security may not be transferred except as a whole (i) by the Depositary for such Global Security to a nominee of such Depositary, (ii) by a nominee of such Depositary to such Depositary or to another nominee of such Depositary or (iii) by such Depositary or any such nominee to a successor of such Depositary or to a nominee of such successor. (Sections 303 and 305)

         The specific terms of the depositary arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

         Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of Persons that have accounts with such Depositary ("participants"). The accounts to be credited shall be designated by the underwriters or agents of such Debt Securities or by the Company if such Debt Securities are offered and sold directly by it. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or persons that hold through participants. The laws of certain states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability of owners to transfer beneficial interests in a Global Security.

         So long as the Depositary for a Global Security, or its nominee, is the Holder of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

         Payments of principal of (and premium, if any) and any interest on Debt Securities registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the Holder of the Global Security representing such Debt Securities. None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         The Company expects that the Depositary for Debt Securities of a series, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

         If a Depositary for Debt Securities of a series is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within ninety days, the Company will issue Debt Securities of such series in definitive form in exchange for the Global Security or Securities representing Debt Securities of such series. In addition, the Company may at any time and in its sole discretion determine not to have the Debt Securities of a series represented by one or more Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for the Global Security or Secu-rities representing the Debt Securities of such series. Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company and the Depositary for such Global Security, receive Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to have Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Debt Securities in definitive form. Debt Securities of such series so issued in definitive form will be issued in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

Payment and Paying Agents

         Payment of principal of (and premium, if any) on Debt Securities will be made in the currency designated for payment, against surrender of such Debt Securities at the Corporate Trust Office of the Trustee in the City of New York. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any installment of interest on Debt Securities will be made to the Person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest payment. Unless otherwise indicated in the applicable Prospectus Supplement, payments of such interest will be made at such Corporate Trust Office of the Trustee or by a check in the designated currency mailed to the Holder at such Holder's registered address. (Section 307)

         Unless otherwise indicated in the applicable Prospectus Supplement, the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York will be appointed as the Company's Paying Agent. Any other Paying Agent in the United States and any Paying Agents outside the United States initially appointed by the Company for the Debt Securities of a series will be named in the applicable Prospectus Supplement. The Company may terminate the appointment of any of the Paying Agents from time to time, except that the Company will maintain at least one Paying Agent in the Borough of Manhattan, The City of New York for payments with respect to Debt Securities, provided that so long as the Debt Securities of a series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for such Debt Securities. (Section 1002)

         All moneys paid by the Company to a Paying Agent or the Trustee for the payment of principal of (or premium, if any) or interest on any Debt Security that remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company, and the Holder of such Debt Security or any coupon relating thereto will thereafter look only to the Company for payment thereof. (Section 1003)

Limitation on Secured Indebtedness

         The Company will not (nor will it permit any Restricted Subsidiary to) issue, assume or guarantee any debt for money borrowed ("Debt") secured by any mortgage, pledge, lien or other encumbrance upon any Principal Property of the Company or any Restricted Subsidiary or on any shares of stock or indebtedness of the Company or any Restricted Subsidiary without providing that the Debt Securities of each series and any related coupons shall be secured equally and ratably with such Debt; provided, however, that the foregoing restrictions shall not apply to:

                  (i) encumbrances on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

                  (ii) encumbrances on property, shares of stock or indebtedness existing at the time of acquisition of such property, shares of stock or indebtedness, or encumbrances to secure the payment of all or any part of the purchase price of such property or shares of stock or to secure any Debt incurred prior to, at the time of, or within ninety days after the acquisition of such property or shares of stock for the purpose of financing all or any part of the purchase price thereof;

                  (iii) encumbrances securing Debt of a Restricted Subsidiary owing to the Company or to another Restricted Subsidiary;

                  (iv) encumbrances on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary;

                  (v) encumbrances on property of the Company or a Restricted Subsidiary in favor of the United States or any state thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such encumbrances; or

                  (vi) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any encumbrance referred to in the foregoing clauses (i) to (v), inclusive; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property subject to the encumbrance so extended, renewed or replaced (plus improvements on such property).

         Notwithstanding the foregoing provisions, the Company and any one or more Restricted Subsidiaries may issue, assume or guarantee Debt secured by an encumbrance that would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Debt of the Company and its Restricted Subsidiaries that would otherwise be subject to the foregoing restrictions (not including Debt permitted to be secured under clauses (i) through (vi) above) and the aggregate value of the Sale and Leaseback Transactions in existence at such time (not including Sale and Leaseback Transactions the proceeds of which have been applied to reduce Debt, as set forth below), does not at the time exceed fifteen percent of the stockholders' equity (as defined) of the Company. In the event that the Company shall apply an amount equal to the value of a Sale and Leaseback Transaction to the retirement (other than any mandatory retirement) within ninety days of the effective date of such Sale and Leaseback Transaction of Debt incurred or assumed by the Company or any Restricted Subsidiary which by its terms (i) matures at, or is extendible or renewable at the sole option of the obligor without requiring the consent of the obligee to, a date more than twelve months after the date of creation of such Debt and (ii) is not subordinated to the Debt Securities, then the value of such Sale and Leaseback Transaction shall not be taken into consideration for purposes of calculating whether the fifteen percent limitation referred to above has been met or exceeded.

         For purposes of the foregoing, (i) "Principal Property" means any manufacturing plant or facility located within the United States (other than its territories or possessions) owned by the Company or any Restricted Subsidiary that, in the opinion of the Board of Directors of the Company, is of material importance to the total business conducted by the Company and its Restricted Subsidiaries as a whole, (ii) "Restricted Subsidiary" means any Subsidiary of the Company (other than a Subsidiary principally engaged in financing the operations of the Company or its Subsidiaries outside the United States) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States (other than its territories or possessions) and that owns a Principal Property, (iii) "value" means, with respect to a Sale and

Leaseback Transaction, as of any particular time, the amount equal to the net proceeds of such property at the time of entering into such Sale and Leaseback Transaction and (iv) "Sale and Leaseback Transaction" means any arrangement with any person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property owned as of June 20, 1967 (except for temporary leases for a term of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person. (Section 1004)

Consolidation, Merger and Transfer of Assets

         The Company may not consolidate with or merge into any corporation, or transfer or lease its properties and assets substantially as an entirety to any Person, unless: (i) the successor corporation or transferee assumes the Company's obligations on the Debt Securities and under the Indenture; (ii) after giving effect to the transaction, no Event of Default and no event which, after notice or lapse of time, would become an Event of Default shall have occurred and be continuing; and (iii) certain other conditions are met. (Section 801)

Events of Default

         The following will constitute Events of Default with respect to Debt Securities of any series: (i) default in payment of principal of (or premium, if any, on) any Debt Security of such series when due; (ii) default in payment of interest on any Debt Security of such series when due, and the continuance of such default for a period of 30 days; (iii) default in the deposit of any sinking fund payment on any Debt Security of such series when due; (iv) default in the performance or breach of any other covenant of the Company in the Indenture for the benefit of Debt Securities of such series, and the continuance of such default for a period of 60 days after written notice thereof by the Trustee or the Holders of at least 25% in aggregate principal amount of the Debt Securities of such series at the time Outstanding; (v) default resulting in acceleration of maturity of any other indebtedness of the Company or any Restricted Subsidiary in an amount aggregating in excess of $25,000,000; (vi) certain events of bankruptcy, insolvency or reorganization; and (vii) any other Event of Default provided with respect to Debt Securities of such series. (Section 501) An Event of Default with respect to Debt Securities of a series does not necessarily constitute an Event of Default with respect to Debt Securities of any other series. (Section 502)

         If an Event of Default has occurred and is continuing with respect to Debt Securities of a series, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Debt Securities of such series then Outstanding may declare the principal of all such Debt Securities (or in the case of certain securities sold initially at a substantial discount below their principal amounts, the portion of such principal amounts specified in such Debt Securities and set forth in the applicable Prospectus Supplement) to be due and payable. In certain cases, the Holders of a majority in principal amount of the Outstanding Debt Securities of a series may, on behalf of the Holders of all Debt Securities of such series, rescind and annul such declaration of acceleration. (Section 502)

         If a default has occurred and is continuing with respect to Debt Securities of a series, the Trustee, subject to its duty to act with the required standard of care, will be entitled to indemnification by the Holders of such Debt Securities before proceeding to exercise any right or power under the Indenture with respect to such Debt Securities at the request of such Holders. (Section 603) No Holders of Debt Securities of a series may institute any proceedings, judicial or otherwise, to enforce the Indenture except in the case of failure of the Trustee thereunder, for sixty days, to act after it has received a request to enforce such Indenture and an offer of reasonable indemnity from the Holders of at least twenty-five percent in aggregate principal amount of the Outstanding Debt Securities of such series. (Section
507) This provision will not prevent any Holder of Debt Securities of such series from enforcing payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due dates thereof. (Section
508) The Holders of a majority in ag-
gregate principal amount of the Outstanding Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Debt Securities of such series. The Trustee may, however, refuse to follow any direction that it determines may not lawfully be taken or would be illegal or in conflict with the Indenture or involve it in personal liability or which would be unjustly prejudicial to Holders not joining therein. (Section
512)

         The Trustee shall, within ninety days after the occurrence of a default with respect to Debt Securities of a series, give to the Holders of Debt Securities of such series notice of such default, unless such default has been cured or waived. Except in the case of a default in the payment of principal of (or premium, if any) or interest on any Debt Securities of such series, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Holders of the Debt Securities of such series. (Section 602)

         The Company will be required to file with the Trustee annually an Officers' Certificate as to the absence of certain defaults under the terms of the Indenture. (Section 1006)

Modification and Waiver

         Modifications of and amendments to the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby: (i) change the stated maturity date of any installment of the principal of, or interest on, any Debt Security or coupon; (ii) reduce the principal amount of (or premium, if any) or interest on any Debt Security or related coupon; (iii) adversely affect the right of repayment or repurchase, if any, at the option of the Holder; (iv) reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any Debt Security; (v) change the place or currency of payment of the principal of (or premium, if any) or interest on any Debt Security or coupon; (vi) change or eliminate the rights of a Holder to receive payment in a designated currency; (vii) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security or coupon; or (viii) reduce the percentage of the principal amount of the outstanding Debt Securities of any series the consent of whose Holders is required for modification or amendment of the Indenture, for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 902)

         The Holders of a majority in principal amount of the Outstanding Debt Securities of a series may, on behalf of all Holders of Debt Securities of such series, waive, insofar as such series is concerned, compliance by the Company with the provisions of the Indenture described above in "Limitation on Secured Indebtedness" and "Consolidation, Merger and Transfer of Assets" before the time for such compliance. (Section 1007) The Holders of a majority in principal amount of the Outstanding Debt Securities of a series may, on behalf of all Holders of Debt Securities of such series, waive any past default under the Indenture with respect to Debt Securities of such series except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the Holder of each Outstanding Debt Security affected thereby. (Section 513)

Satisfaction and Discharge; Defeasance

         At the request of the Company, the Indenture will be canceled by the Trustee if all sums due to the Trustee under the Indenture have been paid in full and (i) all Debt Securities previously issued have been canceled or delivered to the Trustee for cancellation, (ii) the principal of (and premium, if any) and any interest on all Outstanding Debt Securities have been paid in full or (iii) funds have been deposited with the Trustee at the maturity of the Debt Securities sufficient to pay in full the principal of (and premium, if any) and any interest on all Outstanding Debt Securities and the Company has delivered to the Trustee an Opinion of Counsel to the effect that the deposit and related cancellation would not cause the Holders of the Debt Securities of any series to recognize income, gain or loss for United States federal income tax purposes. (Sections 401 and 402).

         If so specified in the Prospectus Supplement applicable to Debt Securities of a series, the Company at its option (i) will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, replace stolen, lost, or mutilated Debt Securities of such series, maintain paying agencies and hold moneys for payment in trust) or (ii) will not be subject to provisions of the Indenture described above under "Limitation of Secured Indebtedness" and "Consolidation, Merger and Transfer of Assets" with respect to the Debt Securities of such series, in each case if the Company deposits with the Trustee, in trust, money or U.S. Government Obligations that, through the payment of interest (and premium, if any) thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest (and premium, if any) on, the Debt Securities of such series on the dates such payments are due in accordance with the terms of such Debt Securities. To exercise any such option, the Company is required to deliver to the Trustee an Opinion of Counsel to the effect that (1) the deposit and related defeasance would not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for United States federal income tax purposes and (2) if the Debt Securities of such series are then listed on the New York Stock Exchange, such Debt Securities would not be delisted as a result of the exercise of such option. (Sections 1301 and 1302) The Company will not exercise any such option with respect to Debt Securities of a series at any time when such Debt Securities are subject to mandatory redemption.

Concerning the Trustee

         Bankers Trust Company is the Trustee under the Indenture. Bankers Trust Company is a depository for funds, participates in certain revolving credit and commercial paper facilities, and performs other services for the Company and its subsidiaries.

                              PLAN OF DISTRIBUTION

         The Company may sell the Debt Securities of a series in any of three ways: (i) through underwriters or dealers, (ii) through agents or (iii) directly to a limited number of purchasers or to a single purchaser. The applicable Prospectus Supplement will set forth the terms of the offering of the Debt Securities of a series, including the name or names of any underwriters or agents, the initial public offering price or prices of such Debt Securities (and the currency or currencies in which any such price is payable), the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Debt Securities of such series may be listed.

         If underwriters are used in the sale, Debt Securities of a series will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Debt Securities of such series may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase Debt Securities of a series will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Debt Securities of such series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         The Debt Securities of a series may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Debt Securities of such series will be named, and any commissions payable by the Company to such agent will be set forth in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

         If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase Debt Securities of a series from the Company at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date. Such contracts will be subject only to those conditions set forth in such Prospectus Supplement. Such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

         Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for the Company or its affiliates in the ordinary course of business.

         The Debt Securities may not be offered or sold in Great Britain, by means of this Prospectus, any Prospectus Supplement or any other document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent (except in circumstances that do not constitute an offer to the public within the meaning of the Companies Act 1985), nor may this Prospectus, any Prospectus Supplement or any other offering material relating to the Debt Securities be distributed in or from Great Britain (except by persons permitted to do so under the securities laws of Great Britain) otherwise than to persons whose ordinary business involves the acquisition and disposal, or the holding, of securities, whether as principal or as agent.

                                  LEGAL MATTERS

         Certain legal matters in connection with the Debt Securities will be passed on for the Company by Hanes A. Heller, Esq., Vice President, General Counsel and Secretary of the Company. As of June 30, 1998, Mr. Heller owned beneficially and of record 23,850 shares of the Company's common stock and owned currently exercisable stock options to purchase an additional 35,284 shares of such common stock.

                                     EXPERTS

         The financial statements of Bestfoods and its consolidated subsidiaries as of December 31, 1997, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1997, incorporated by reference herein and elsewhere in the Registration Statement, have been incorporated herein in reliance upon the report (incorporated by reference herein) of KPMG Peat Marwick LLP, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.

No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any underwriter or agent. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                   ___________________

                    Table of Contents
                                                 Page
                                                 ----
Available Information........................     2
Incorporation of Certain Documents by
   Reference.................................     2
The Company..................................     3
Ratios of Earnings to Fixed Charges..........     3
Use of Proceeds..............................     3
Description of Debt Securities...............     3
Plan of Distribution.........................    11
Legal Matters................................    12
Experts......................................    12


$500,000,000
Bestfoods
Debt Securities
[LOGO]
Prospectus
Dated            , 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuances and Distribution

         The following table sets forth the estimated amounts of expenses, other than underwriting or agency discounts or commissions, expected to be incurred by the Registrant in connection with the offering and sale of the Debt Securities registered hereby:

                  Expense                                                Amount
                  -------                                                ------
         Securities and Exchange Commission
           registration fee .................................          $147,500
         Legal fees and expenses.............................            40,000
         Printing expenses ..................................            80,000
         Accounting fees and expenses .......................            40,000
         Blue sky fees and expenses .........................             7,500
         Trustee's fees .....................................            20,000
         Rating agency fees .................................           125,000
         Miscellaneous expenses .............................            15,000
                                                                         ------
              Total .........................................          $475,000
                                                                       ========

Item 15. Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law provides for indemnification of directors and officers against any legal liability (other than liability arising from derivative suits) if the officer or director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. In criminal actions, the officer or director must also have had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify an officer or director in a derivative suit if the officer or director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation unless the officer or director is found liable to the corporation. However, if the Court of Chancery or the court in which the officer or director was found liable determines that the officer or director is fairly and reasonably entitled to indemnity, then the Court of Chancery or such other court may permit indemnity for such officer or director to the extent it deems proper.

         The Registrant's Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or for an improper repurchase or redemption of the stock of the Corporation in violation of Section 174 of the Delaware General Corporation Law or (iv) transactions in which the director derives any improper personal benefit.

         Article VII of the By-laws of the Registrant contains provisions requiring indemnification by the Registrant of its past and present directors and officers to the fullest extent permitted by the laws of Delaware as they may exist from time to time. These provisions extend to expenses reasonably incurred by the director or officer in defense or settlement of any such action or proceeding, whether civil, criminal, administrative or investigative.

         The By-laws provide that the Registrant may purchase and maintain insurance to protect any person against any liability or expense asserted against or incurred by such person in connection with any proceeding, whether or not the Registrant would have the power to indemnify such person against such liability or expense by law or under the By-laws or otherwise. Pursuant to this provision, the Registrant has entered into a Directors' and Officers' Liability and Registrant Reimbursement Liability Insurance Policy.

         The Registrant's By-laws also provide that indemnification thereunder is not exclusive and that the Registrant may, among other things, enter into indemnification agreements. The Registrant has entered into indemnification agreements with each of its directors and officers providing that the indemnification provisions in effect under the By-laws at the time such agreements were entered into will continue to apply with respect to such directors and officers, regardless of any subsequent change in the By-laws. The indemnification agreements also establish procedures governing claims thereunder, including procedures with respect to the review and advancement of expenses claimed and, in the event of a change in control (as defined therein), the creation of a trust into which funds would be deposited (promptly after such change) in an amount sufficient to satisfy reasonably anticipated expenses arising under such agreements.

         Reference is made to Section 7 of the form of Underwriting Agreement filed as Exhibit 1 to this Registration Statement for a description of the indemnification arrangements expected to be provided if the offering of the securities being registered is made through underwriters.

Item 16.  Exhibits

              Exhibit
                No.         Description of Exhibit
                ---         ----------------------


               1 Proposed form of Underwriting Agreement (including form of Delayed Delivery Contract).


               4.1 Indenture dated as of April 15, 1988 between the Registrant and Bankers Trust Company, as Trustee. Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3 (File No. 33-20813) as filed on March 24, 1988.

               4.2 First Supplemental Indenture and Amendment dated as of March 2, 1994 to the Indenture dated as of April 15, 1988 between the Registrant and Bankers Trust Company, as Trustee. Incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3 (File No. 33-65171) as filed on December 20, 1995.

               4.3 Form of Registered Debt Security. Incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-3 (File No.33- 52213) as filed on February 9, 1994.

               4.4  Form of Bearer Debt Security. Incorporated by reference to
                    Exhibit 4.4 to the Company's Registration Statement on Form S-3 (File No. 33- 52213) as filed on February 9, 1994.


               5 Opinion of Hanes A. Heller, Esq., Vice President, General Counsel and Secretary of the Registrant.

               12 Statement regarding computation of ratios of earnings to fixed charges.

             23.1*  Consent of KPMG Peat Marwick LLP, independent accountants.

             23.2 Consent of Hanes A. Heller, Esq., Vice President, General Counsel and Secretary of the Registrant (included in opinion filed as Exhibit 5). 24 Powers of attorney.

               25 Form T-1, Statement of Eligibility of Bankers Trust Company, as Trustee, under the Indenture between the Registrant and Bankers Trust Company, as Trustee.

----------
*    Filed herewith.

         All exhibits other than those listed above are omitted because of the absence of the conditions under which they are required.

Item 17.  Undertakings

         (a) The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.


         (d) The Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Englewood Cliffs, State of New Jersey, on the 7th day of December 1998.


                                  BESTFOODS


                                  By:  /s/ Charles R. Shoemate
                                       ----------------------------------------
                                       Charles R. Shoemate, Chairman,
                                          President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated, on the 7th day of December 1998.

            /s/ Charles R. Shoemate              Chairman, President and
--------------------------------------------      Chief Executive Officer
              (Charles R. Shoemate)

             /s/ Bernard H. Kastory              Senior Vice President,
--------------------------------------------      Finance and Administration
              (Bernard H. Kastory)

              /s/ Philip Terenzio                Vice President and
--------------------------------------------      Comptroller
               (Philip Terenzio)

                       *                         Director
--------------------------------------------
              (Theodore H. Black)

                       *                         Director
--------------------------------------------
              (Clateo Castellini)

                       *                         Director
--------------------------------------------
            (Alfred C. DeCrane, Jr.)

                       *                         Director
--------------------------------------------
             (William C. Ferguson)

                       *                         Director
--------------------------------------------
             (Robert J. Gillespie)

                       *                         Director
--------------------------------------------
               (Ellen R. Gordon)

                       *                         Director
--------------------------------------------
               (George V. Grune)

                       *                         Director
--------------------------------------------
              (Leo I. Higdon, Jr.)

                       *                         Director
--------------------------------------------
              (Richard G. Holder)

                       *                         Director
--------------------------------------------
               (Eileen S. Kraus)

                       *                         Director
--------------------------------------------
               (Alain Labergere)

                       *                         Director
--------------------------------------------
              (H. de C. Meirelles)

                       *                         Director
--------------------------------------------
              (William S. Norman)


*By  /s/ Hanes A. Heller
     --------------------
      (Hanes A. Heller)
       Attorney-in-Fact

    Exhibit                     Index to Exhibits                         Page
      No.                       -----------------                         Number
    ------                                                                ------

     1 Proposed form of Underwriting Agreement (including form of Delayed Delivery Contract).

     4.1 Indenture dated as of April 15, 1988 between the Registrant and Bankers Trust Company, as Trustee. Incorporated by reference to
           Exhibit 4.1 to the Company's Registration Statement on Form S-3 (File No. 33-20813) as filed on March 24, 1988.

     4.2 First Supplemental Indenture and Amendment dated as of March 2, 1994 to the Indenture dated as of April 15, 1988 between the Registrant and Bankers Trust Company, as Trustee. Incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3 (File No. 33-65171) as filed on December 20, 1995.

     4.3  Form of Registered Debt Security. Incorporated by reference to
           Exhibit 4.3 to the Company's Registration Statement on Form S-3 (File No.33- 52213) as filed on February 9, 1994.

     4.4  Form of Bearer Debt Security. Incorporated by reference to
           Exhibit 4.4 to the Company's Registration Statement on Form S-3 (File No. 33- 52213) as filed on February 9, 1994.


     5 Opinion of Hanes A. Heller, Esq., Vice President, General Counsel and Secretary of the Registrant.

     12 Statement regarding computation of ratios of earnings to fixed charges.

     23.1* Consent of KPMG Peat Marwick LLP, independent accountants.

     23.2 Consent of Hanes A. Heller, Esq., Vice President, General Counsel and Secretary of the Registrant (included in opinion filed as Exhibit 5).

     24   Powers of attorney.

     25 Form T-1, Statement of Eligibility of Bankers Trust Company, as Trustee, under the Indenture between the Registrant and Bankers Trust Company, as Trustee.


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*    Filed herewith.

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